UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 30, 2007

AMETEK, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-12981	14-1682544
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

37 North Valley Road, Paoli, Pennsylvania		19301
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610-647-2121

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 30, 2007, AMETEK, Inc. (the "Company") entered into a Note Purchase Agreement pursuant to which the Company will issue and sell, in a private placement, $450,000,000 aggregate principal amount of the Company’s senior notes in three series. The Notes will be issued on two delayed drawing dates. The first funding will occur on December 18, 2007 for $370,000,000, consisting of $270,000,000 in aggregate principal amount of 6.20% Senior Notes due December 2017 and $100,000,000 in aggregate principal amount of 6.30% Senior Notes due December 2019. The second funding date will be July 15, 2008 for $80,000,000 in aggregate principal amount of 6.35% Senior Notes due July 2018. The proceeds from the Notes will be used to refinance existing indebtedness and for general corporate purposes.

The Notes are subject to certain customary covenants, including limitations on the Company and its subsidiaries ability, with significant exceptions, to engage in mergers, consolidations, asset sales, and transactions with affiliates, or to incur priority debt or liens. The Note Purchase Agreement also contains financial covenants that, among other things, require the Company to maintain a debt to EBITDA ratio of not more than 3.5 to 1.0 and an interest coverage ratio of not less than 2.5 to 1.0 for any period of four consecutive fiscal quarters. Upon the occurrence of certain events of default, all of the Notes will be immediately due and payable, and upon the occurrence of certain other events of default all of the Notes may be declared immediately due and payable. The Company may redeem the Notes upon the satisfaction of certain conditions and the payment of a make-whole amount to noteholders, and is required to offer to repurchase the Notes at par following certain events, including a change of control.

Interest on the 2017 Notes and the 2019 Notes is payable semiannually on June 18 and December 18 commencing with June 18, 2008. Interest on the 2018 Notes is payable semiannually on January 16 and July 16 commencing January 16, 2009. Interest on the 2017 Notes, the 2018 Notes and the 2019 Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.

The foregoing summary of the Notes is qualified in its entirety by reference to the full text of the Note Purchase Agreement, a copy of which is filed herewith as Exhibit (10.1) and incorporated by reference herein.

A copy of the news release issued by the Company on September 4, 2007 announcing entry into the Note Purchase Agreement is filed as Exhibit (99.1) to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 AMETEK, Inc. Note Purchase Agreement, dated as of August 30, 2007.
99.1 Copy of press release issued by AMETEK, Inc. on September 4, 2007 announcing entry into the Note
Agreement, dated as of August 30, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMETEK, Inc.

September 5, 2007	By:	/s/ Robert R. Mandos, Jr.

Name: Robert R. Mandos, Jr.
Title: Senior Vice President and Comptroller

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Exhibit Index

Exhibit No.	Description

10.1	AMETEK, Inc. Note Purchase Agreement, dated as of August 30, 2007.
99.1	Copy of press release issued by AMETEK, Inc. on September 4, 2007.